Exhibit 99.1
Penumbra, Inc. Reports Second Quarter 2017 Financial Results

ALAMEDA, Calif., August 8, 2017 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on interventional therapies, today reported financial results for the second quarter ended June 30, 2017.

•	Revenue of $80.6 million in the second quarter of 2017, an increase of 23.8%, or 24.6% in constant currency[1], over the second quarter of 2016.

Second Quarter 2017 Financial Results
Total revenue grew to $80.6 million for the second quarter of 2017 compared to $65.1 million for the second quarter of 2016, an increase of 23.8%, or 24.6% on a constant currency basis. The U.S. represented 66.3% of total revenue and international represented 33.7% of total revenue for the second quarter of 2017. Revenue from sales of neuro products grew to $56.2 million for the second quarter of 2017, an increase of 23.9%, or 24.8% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $24.4 million for the second quarter of 2017, an increase of 23.5%, or 24.1% on a constant currency basis.

Gross profit was $50.9 million, or 63.2% of total revenue, for the second quarter of 2017, compared to $41.5 million, or 63.7% of total revenue, for the second quarter of 2016.

Total operating expenses were $52.3 million, or 64.8% of total revenue, for the second quarter of 2017, compared to $42.1 million, or 64.7% of total revenue, for the second quarter of 2016. R&D expenses were $8.1 million for the second quarter of 2017, compared to $6.3 million for the second quarter of 2016. SG&A expenses were $44.2 million for the second quarter of 2017, compared to $35.9 million for the second quarter of 2016.

Operating loss for the second quarter of 2017 was $1.3 million, compared to operating loss of $0.7 million for the second quarter of 2016.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the second quarter 2017 financial results after market close on Tuesday, August 8, 2017 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 54298832), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on interventional therapies. Penumbra designs, develops, manufactures and markets innovative devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs across two major markets, neuro and peripheral vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses results on constant currency as a non-GAAP financial measure in this press release.

Our constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” herein for important information about our use of constant currency results (including reconciliations to the most comparable GAAP measures).

the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$76,576	$13,236
Marketable investments	142,068	115,517
Accounts receivable, net	48,714	43,335
Inventories	81,141	73,012
Prepaid expenses and other current assets	14,399	18,727
Restricted cash	1,819	—
Total current assets	364,717	263,827
Property and equipment, net	24,419	21,464
Deferred taxes	22,496	22,476
Other non-current assets	5,371	487
Total assets	$417,003	$308,254
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,334	$4,110
Accrued liabilities	33,177	31,690
Total current liabilities	37,511	35,800
Deferred rent	5,682	5,083
Other non-current liabilities	832	824
Total liabilities	44,025	41,707
Stockholders’ equity:
Common stock	33	31
Additional paid-in capital	384,965	273,865
Accumulated other comprehensive loss	(4,695)	(4,688)
Accumulated deficit	(7,325)	(2,661)
Total stockholders’ equity	372,978	266,547
Total liabilities and stockholders’ equity	$417,003	$308,254

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016(1)	2017	2016(1)
Revenue	$80,589	$65,106	$153,802	$123,025
Cost of revenue	29,660	23,636	55,164	41,650
Gross profit	50,929	41,470	98,638	81,375
Operating expenses:
Research and development	8,094	6,264	15,128	11,265
Sales, general and administrative	44,163	35,876	86,884	68,945
Total operating expenses	52,257	42,140	102,012	80,210
(Loss) Income from operations	(1,328)	(670)	(3,374)	1,165
Interest income, net	624	559	1,268	1,069
Other expense, net	(372)	(272)	(721)	(496)
(Loss) Income before income taxes	(1,076)	(383)	(2,827)	1,738
Provision for (Benefit from) income taxes	482	(3,396)	1,837	(3,566)
Net (loss) income	$(1,558)	$3,013	$(4,664)	$5,304
Net (loss) income per share —Basic	$(0.05)	$0.10	$(0.14)	$0.18
—Diluted	$(0.05)	$0.09	$(0.14)	$0.16
Weighted average shares used to compute net (loss) income per share —Basic	33,219,487	30,210,322	32,420,105	30,100,162
—Diluted	33,219,487	33,308,193	32,420,105	33,137,364

1 We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. Our condensed consolidated statement of operations for the three and six months ended June 30, 2016 was adjusted to include the impact of ASU 2016-09 adoption. See Notes 2 and 15 in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017 for detailed adoption information.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
United States	$53,420	$43,692	$9,728	22.3%	$—	$9,728	22.3%
International	27,169	21,414	$5,755	26.9%	531	$6,286	29.4%
Total	$80,589	$65,106	$15,483	23.8%	$531	$16,014	24.6%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
Neuro	$56,203	$45,362	$10,841	23.9%	$421	$11,262	24.8%
Peripheral Vascular	24,386	19,744	$4,642	23.5%	110	$4,752	24.1%
Total	$80,589	$65,106	$15,483	23.8%	$531	$16,014	24.6%
Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
United States	$101,907	$83,104	$18,803	22.6%	$—	$18,803	22.6%
International	51,895	39,921	$11,974	30.0%	877	$12,851	32.2%
Total	$153,802	$123,025	$30,777	25.0%	$877	$31,654	25.7%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Six Months Ended June 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
Neuro	106,452	86,646	$19,806	22.9%	$664	$20,470	23.6%
Peripheral Vascular	47,350	36,379	$10,971	30.2%	213	$11,184	30.7%
Total	$153,802	$123,025	$30,777	25.0%	$877	$31,654	25.7%
1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.